UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	January 10, 2005

JAMES RIVER COAL COMPANY
(Exact Name of Registrant as Specified in Charter)

Virginia	000-51129	54-1602012
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

901 E. Byrd Street, Suite 1600, Richmond, Virginia	23219
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(804) 780-3000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02    DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS;
    APPOINTMENT OF PRINCIPAL OFFICERS

The Company today announced the appointment of C.K. Lane as the Company’s Senior Vice President and Chief Operating Officer, effective January 10, 2005. Mr. Lane previously served as Senior Vice President of Operations of International Coal Group and its predecessor companies since 1993.

Mr. Lane will receive a base annual salary of $200,000, and will be eligible to receive a bonus of up to 50% of his base salary, based on achievement of certain performance goals. In addition, Mr. Lane has been granted 25,000 restricted shares of the Company’s Common Stock, that will vest in five equal installments on each anniversary of Mr. Lane’s date of hire. Within the next several months, the Company also intends to grant Mr. Lane additional shares of Common Stock, which will vest based upon the achievement of designated performance criteria.

ITEM 8.01    OTHER EVENTS

On January 25, 2005, the Company issued a press release, attached as Exhibit 99.1 hereto.

ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS

(c)    Exhibits.

Exhibit No.	Description
99.1	Press release dated January 25, 2005

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAMES RIVER COAL COMPANY (Registrant)

By:	/s/ Samuel M. Hopkins II
Samuel M. Hopkins II
Vice President and Chief Accounting Officer

Date: January 25, 2005